UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 20, 2015

ADEPTUS HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36520	46-5037387
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2941 South Lake Vista
Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

(972) 899-6666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2015, Adeptus Health Inc. (the “Company”) announced that, effective February 20, 2015, Graham B. Cherrington, the Company’s Chief Operating Officer, has been appointed President and Chief Operating Officer.  The press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

In connection with his promotion, Mr. Cherrington’s annual base salary was increased from $340,000 to $375,000, and he was granted, as part of the annual equity awards made to all executives, 21,416 shares of restricted stock.  The shares of restricted stock vest, as to 33.3% of the award, on the first year anniversary of the grant date and, as to the remaining 66.7% of the award, in equal quarterly installments over the two year period beginning on such first year anniversary of the grant date.  In the event of Mr. Cherrington’s termination of employment by the Company is without cause or due to death or disability, in each case, following a change in control, the unvested shares of restricted stock will full vest upon such termination of employment.  In the event of Mr. Cherrington’s termination for any other reason, his unvested shares of restricted stock will be forfeited.  A description of the other material terms of Mr. Cherrington’s compensation has been previously reported by the Company in its final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) on June 25, 2014.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPTUS HEALTH INC.
(Registrant)

February 26, 2015	By:	/s/ Timothy L. Fielding
Name: Timothy L. Fielding
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 20, 2015.